EXHIBIT 99.1

FOR IMMEDIATE RELEASE

HC2 Holdings Completes Sale of Continental Insurance Business for $90 Million

Transaction Further Refines HC2’s Strategic Focus and Bolsters Liquidity Position

NEW YORK, July 1, 2021 -- HC2 Holdings, Inc. (“HC2” or “the Company”) (NYSE: HCHC) announced today that it has completed the previously announced sale of its insurance segment, comprised of Continental Insurance Group Ltd. and its wholly-owned subsidiaries, Continental General Insurance Company and Continental LTC Inc. (collectively, “Continental”), to Continental General Holdings LLC, an entity controlled by Michael Gorzynski. The total transaction value of approximately $90 million consists of a combination of $65 million in cash plus securities, including certain assets of Continental.

Mr. Gorzynski, a director of the Company and beneficial owner of approximately 6.6% of the Company’s outstanding common stock, is the managing member of MG Capital Management, Ltd. and has also served as executive chairman of Continental since October 2020.

“This divestiture marks another key milestone in the transformation of HC2. Going forward our focus will be on our three core operating segments – Infrastructure, Life Sciences and Spectrum - all of which have best-in-class assets that are well positioned to thrive,” said Avie Glazer, Chairman of HC2.

“The consummation of this deal increases the Company’s financial flexibility, better supports our remaining assets and positions us to drive growth,” said Wayne Barr, Jr., HC2’s President and CEO. “Over the last several months, we have refinanced our balance sheet and made a strategic acquisition of Banker Steel in our Infrastructure segment. We believe we are well positioned for growth and value creation in the years ahead.”

“I believe completing this transaction helps HC2 meet its key strategic objectives while positioning Continental to strategically expand its footprint and pursue new opportunities,” added Mr. Gorzynski. “We look forward to continuing to build a best-in-class organization that prioritizes policyholders.”

The transaction was approved by the Board of Directors of HC2, excluding Mr. Gorzynski and Kenneth Courtis, who recused themselves from the deliberations.

For further information regarding the terms and conditions of the agreement, please refer to the transaction agreement filed on Form 8-K with the Securities and Exchange Commission.

Duff & Phelps served as financial advisor to HC2 in connection with the transaction and issued a fairness opinion to the Board of Directors of HC2 in connection with this transaction. Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to HC2. Olshan Frome Wolosky LLP, Duane Morris LLP, and Roberts & Holland LLP served as legal advisors to Michael Gorzynski.

About HC2

HC2 Holdings, Inc. (NYSE: HCHC) has a class-leading portfolio of subsidiaries in Infrastructure, Life Sciences and Spectrum. HC2 is headquartered in New York, NY, and through its subsidiaries employs over 4,300 people.

About MG Capital Management

Based in New York City, MG Capital is a private investment firm that specializes in complex, value-oriented investments.

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements regarding the sale of Continental by the Company and our expectations regarding building shareholder value, as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions, all of which involve risks, assumptions and uncertainties, many of which are outside of the Company’s control, and are subject to change. All forward-looking statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. HC2’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

FOR HC2:

Media Contact:
Reevemark
Paul Caminiti/Pam Greene/Luc Herbowy
HC2@reevemark.com (212) 433-4600

Investor Contact:
Solebury Trout
Anthony Rozmus
ir@hc2.com
(212) 235-2691

FOR CONTINENTAL:

MKA
Greg Marose, 646-386-0091
gmarose@mkacomms.com